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                                                                  Exhibit (p)(i)

                                 CODE OF ETHICS

                      AIG SUNAMERICA ASSET MANAGEMENT CORP.
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                         (COLLECTIVELY, THE "ADVISERS")

                      AIG SUNAMERICA CAPITAL SERVICES, INC.
                       AMERICAN GENERAL DISTRIBUTORS, INC.
                       (COLLECTIVELY, THE "UNDERWRITERS")

                                AIG SERIES TRUST
                               ANCHOR SERIES TRUST
                         SUNAMERICA FOCUSED SERIES, INC.
                   SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.
                  SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
                             SUNAMERICA EQUITY FUNDS
                             SUNAMERICA INCOME FUNDS
                       SUNAMERICA MONEY MARKET FUNDS, INC.
                             SUNAMERICA SERIES TRUST
                              SEASONS SERIES TRUST
                   SUNAMERICA SENIOR FLOATING RATE FUND, INC.
                                 VALIC COMPANY I
                                VALIC COMPANY II
                           (COLLECTIVELY, THE "FUNDS")

I. PURPOSE

This Code of Ethics (the "Code") has been adopted by the Advisers, the Underwriters and the Funds (collectively, the "Companies") pursuant to Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act").

The Companies have a fiduciary duty to act solely for the benefit of investment clients. The Code requires honest and ethical conduct by all Supervised Persons, compliance with applicable laws and governmental rules and regulations, the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code, and accountability for adherence to the Code. The Companies' aim is to be as reasonable as possible with respect to internal procedures, while simultaneously protecting the organization and its clients from damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to identify all possible situations in which conflicts might arise, this Code is designed to set forth the Companies' policy regarding the conduct of Supervised Persons in those situations in which conflicts are most likely to develop.

The Companies restate and periodically distribute the Code and any amendments to all Supervised Persons, as defined herein.

II. APPLICABILITY

The following is a description of the categories of persons to which the Code is applicable.

Provisions in this Code specify whether they are applicable to "Supervised Persons," "Access Persons" and/or "Advisory Persons."

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"Supervised Persons" means the Advisers' partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the Advisers and are subject to the Advisers' supervision and control.

Certain "Supervised Persons" may also be considered "Access Persons" and/or "Advisory Persons," and are therefore subject to additional provisions in this Code.

"Access Person" means: (1) any Advisory Person, as defined below, of an Investment Client or Adviser; (2) if an Adviser's primary business is providing investment advice, then all trustees, directors, officers or partners of the Adviser are presumed to be Access Persons; (3) all of a Fund's trustees, directors, officers and general partners are presumed to be Access Persons; (4) any trustee, director, officer or general partner of an Underwriter who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of securities for the Investment Client or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to the Investment Client regarding the purchase or sale of securities; (5) any Supervised Person who has access to nonpublic information regarding any Investment Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund;
(6) any Supervised Person who is involved in making securities recommendations to Investment Clients, or has access to such recommendations that are nonpublic; and (7) any other persons designated by the Chief Compliance Officer or Review Officer as having access to current trading information for Investment Clients.

"Advisory Person" means: (1) any trustee, director, officer or employee of an Investment Client or Adviser (or of any company in a control relationship to the Investment Client and/or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by an Investment Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship, or deemed by the Review Officer to be in a control relationship, to the Investment Client or Adviser who obtains information concerning the recommendations made to an Investment Client with regard to the purchase or sale of a security. Examples of Advisory Persons are Investment Client Portfolio Managers, Traders, and Analysts.

III. DEFINITIONS

A. "ADVISER" means AIG SunAmerica Asset Management Corp. ("SAAMCo") and/or The Variable Annuity Life Insurance Company ("VALIC").

B.   "ACCESS PERSON" (defined above in Section II).

C.   "ADVISORY PERSON" (defined above in Section II).

D. "AFFILIATED COMPANY" means a company that is an affiliated person as set forth below.

E. "AFFILIATED FUND" means a registered open-end or closed-end investment company (other than money market funds) registered under the Investment Company Act that is managed by any Adviser, or any affiliate of the Adviser (such as Brazos Capital Management and AIG Global Investment Corp.), including any investment company in which a variable annuity contract or life policy may invest, or in a 401(k) or other retirement plan.

F.   "AFFILIATED PERSON" means:

     (1) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;


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     (2)  any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

     (3) any person directly or indirectly controlling, controlled by, or under common control with, such other person;

     (4) any officer, director, partner, copartner, or employee of such other person;

     (5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof;

     (6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

G. "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

H. "BENEFICIAL OWNERSHIP" Under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person has a Beneficial Ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities. If in doubt as to whether you have Beneficial Ownership of securities, please consult the Compliance Department.

     (1) The term "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

     (2)  The term "indirect pecuniary interest" includes the following:

          a. securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

          b. a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

          c. a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function, with exception;

          d. a person's right to dividends that is separated or separable from the underlying securities;

          e.   a person's interest in securities held by certain trusts;

          f. a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and*

          g. a person who is a shareholder of a corporation or similar entity does not have a pecuniary interest in portfolio securities held by the corporation or entity, if the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence


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               over management or policies, unless the power is solely the result of an official position with the company.

* The term "derivative security" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security.

I.   "CONTROL" means:

     (1) the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company; and

     (2) ownership of more than 25% of the voting securities of a company, either directly or through one or more controlled companies (excludes natural persons).

J. "COVERED SECURITY" means any note, stock, treasury stock, bond, municipal security (including interests in a state-sponsored college savings ("Rule 529") plan which is a municipal security), debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. "Covered Security" includes any security issued by closed-end funds and exchange-traded funds ("ETFs").

     "Covered Security" SHALL NOT include: (i) "U.S. Government Securities, as defined below; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; (iii) shares issued by registered open-end investment companies (with the exception of Affiliated Funds and ETFs);
     (iv) futures and options on futures; and (v) commodities. Shares issued by Affiliated Funds and ETFs are considered "Covered Securities."

K. "DISINTERESTED DIRECTOR OR TRUSTEE" means a director or trustee of an Investment Client registered as an investment company under the Investment Company Act of 1940 who is not an "interested person" (as described below) of the Investment Client, and who would be required to make a report under
     Section V of this Code solely by reason of being a director or trustee of the Investment Client.

L. "GOVERNMENT SECURITY" means any direct obligation of the Government of the United States - State, local and foreign governments not included. Direct obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

     Securities issued by entities controlled of supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States ARE NOT Direct Obligations of the Government of the United States. These include


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     securities issued by, for example, the Federal National Mortgage
     Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

M. "INTERESTED PERSON" with respect to an Investment Client registered as an investment company under the Investment Company Act of 1940 means:

     (1)  any affiliated person of the Investment Client;

     (2) any member of the immediate family of any natural person who is an affiliated person of the Investment Client;

     (3) any interested person of any Adviser of, or Underwriter for, the Investment Client;

     (4) any person, partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Investment Client has acted as legal counsel for the Investment Client;

     (5) any broker or dealer registered under the Exchange Act or any affiliated person of such a broker or dealer; and

     (6) any natural person whom the Securities and Exchange Commission determines by order to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive office of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company.

     NOTE: No person shall be deemed to be an Interested Person of an investment company solely by reason of (i) his/her being a member of its board of directors or advisory board or an owner of the investment company's securities, or (ii) his/her membership in the immediate family of any person specified in clause (i) above.

N. "INVESTMENT CLIENT" means (i) any investment company registered as such under the Investment Company Act, any series thereof, or any component of such series for which the Adviser acts as investment adviser; or (ii) any private account for which the Adviser acts as investment adviser.

O.   "LIFE COMPANY" means AIG life insurance affiliates of SAAMCo and VALIC.

P. "MARKET TIMING" means trading in and out of open-end Affiliated Funds that is deemed to have a disruptive or otherwise negative impact on the management of such funds. Note: Trading in conjunction with specific investment strategies, e.g., asset allocation and portfolio rebalancing, is not considered to be Market Timing for purposes of this Code.

Q.   "PERSON" means a natural person or a company.

R.   "PERSONAL SECURITIES TRANSACTION" means:

     (1)  transactions for an Access Person's own account, including IRA's;


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     (2)  transactions for an account in which the Access Person has indirect
          Beneficial Ownership, unless the Access Person has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which the Access Person has a beneficial interest (such as a trust for which the Access Person is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest"; and

     (3) situations wherein the Access Person has a substantial measure of influence or control over an account, but neither the Access Person nor his or her family has any direct or indirect beneficial interest (e.g., a trust for which the Access Person is a trustee but not a direct or indirect beneficiary).(1)

     "Personal Securities Transaction" SHALL NOT include transactions effected pursuant to an automatic investment plan.

S. "PORTFOLIO MANAGER" means the person (or one of the persons) primarily responsible for the day-to-day management of an Investment Client's portfolio.

T. "PRIVATE PLACEMENT" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or Rule 504, Rule 505 or Rule 506 thereunder, or any other offering of securities not registered with the Securities and Exchange Commissions.

U.   "PUBLIC OFFERINGS"

     (1) Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     (2) Secondary Offering means an offering of previously issued securities, registered under the Securities Act of 1933, and held by large investors who resell such securities at a higher price.

V. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

W. "REVIEW OFFICER" means the person designated by the Advisers' Ethics Committee(2) as responsible for the review of personal trading activity conducted by Access and Advisory Persons.(3)

X.   "SECURITIES HELD OR TO BE ACQUIRED" by an Investment Client means:

     (1) any Covered Security that, within the most recent 7 days, has been considered for purchase or sale for Investment Clients; and

     (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

Y.   "SUPERVISED PERSON" (defined above in Section II).

Z. "UNDERWRITER" means AIG SunAmerica Capital Services, Inc. and/or American General Distributors, Inc.


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     IV. SUPERVISED PERSONS - GENERAL PROVISIONS

     A.   STANDARDS OF BUSINESS CONDUCT

The Companies require that the business conduct of its Supervised Persons adhere to the principals of openness, integrity, honesty and trust. Supervised Persons should not take inappropriate advantage of their position. It is imperative that Supervised Persons who work with investment clients avoid any situation that might compromise or call into question their duty to always consider the best interests of clients.

Supervised Persons are required to comply with applicable federal securities laws and all other applicable laws and governmental rules and regulations. The applicable federal securities laws include, but are not limited to, the Securities Act of 1933, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury. Supervised Persons are also required to comply with applicable rules of self-regulatory agencies such as the National Association of Securities Dealers ("NASD"). NASD rules contain initial account/trading notification requirements and additional restrictions and prohibitions for registered representatives and other persons associated with an Underwriter, regardless as to whether such persons are Access Persons under the Code. Questions from Supervised Persons regarding the legal requirements applicable to their specific positions may be directed to the Chief Compliance Officer or the legal department.

Rule 17j-1 and Rule 204A-1 prohibit fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment clients, if effected by associated persons of such companies. It is unlawful for any affiliated person of the principal underwriter or investment adviser of a registered investment company, in connection with the purchase or sale of a security held or to be acquired by such registered investment company, to:

          - employ any device, scheme or artifice to defraud such registered investment company;

          - make any untrue statement of a material fact to such registered investment company or omit a material fact necessary in order to make statements to the registered investment company, in light of the circumstances under which they are made, not misleading;

          - engage in any act, practice or course of business that operates or would operate as fraud or deceit with respect to such registered investment company; or

          - engage in any manipulative practice with respect to such registered investment company.

In addition, it is clearly in the Advisers' best interest as professional investment advisory organizations to avoid conflicts of interest or even the appearance of such conflicts of interest. While it is impossible to anticipate all instances of potential conflict, Supervised Persons have a duty to routinely act in the best interest of the Advisers and their investment clients.

     B.   CONFLICTS OF INTEREST/PRE-CLEARANCE OF CERTAIN TRANSACTIONS AND
          ACTIVITIES

Supervised Persons should be aware of activities that may involve conflicts of interest. Set forth below are examples of situations involving real or potential conflicts,(4) as well as pre-clearance requirements with respect to certain Affiliated Funds.


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     -    Inside Information/Insiders. Supervised Persons may not use "inside information" to conduct personal securities transactions of Investment Client transactions. All Supervised Persons who are employed by SAAMCo, regardless as to whether they are Access Persons, are reminded that they must pre-clear all transactions in shares of SAAMCo-managed closed-end funds that are traded on a stock exchange ("SAAMCo Listed Closed-End Funds"). Please also note that certain Supervised Persons may also be deemed to be "insiders" with respect to SAAMCo Listed Closed-End Funds and therefore are subject to Section 16 of the Exchange Act and the rules thereunder, including the rules requiring filing of Forms 3, 4 and/or 5 and the so-called "short-swing" rule, which prohibits such persons from profiting from sales within six months from purchase.

     - Use of Information. Information acquired in connection with employment by the Advisers may not be used in any way that might be contrary to or in competition with the interests of Investment Clients. Supervised Persons are reminded that certain Investment Clients have specifically required that the Advisers treat their relationship with confidentiality.

     - Disclosure of Information. Information relating to actual or contemplated investment decisions, research priorities, and Investment Client interests may not be disclosed to persons outside the Advisers, and in no way be used for personal gain.

     - Outside Activities. Each Supervised Person must complete an Outside Activities Approval Form, Exhibit A, which must be approved by the Supervised Person's manager and the applicable Chief Compliance Officer(s) prior to accepting positions such as directorships, trusteeships, employment with another organization, or membership in investment organizations (e.g., an investment club).

          Note: As a general matter, directorships in unaffiliated public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of Investment Clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

     - Market Timing. Supervised Persons may not engage in Market Timing as defined in Section III.

V. PROVISIONS APPLICABLE TO ACCESS AND/OR ADVISORY PERSONS

     A.   GENERAL PROVISIONS

Access Persons' personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Access Person's position of trust and responsibility. If you have any doubt as to the propriety of any activity, you should consult the Review Officer.

The following prohibitions and restrictions apply to Advisory and/or Access Persons with respect to accounts for which they have Beneficial Ownership. Note:
Certain transactions as defined in Subsection C below may be exempt from these prohibitions and restrictions.

No ACCESS PERSON OR ADVISORY PERSON may:

     (1) engage in any act, practice or course of conduct that would violate the provisions of the Rule as set forth in this Code;


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     (2)  purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his/her actual knowledge at the time of such purchase or sale is being (a) considered for purchase or sale by an Investment Client, or (b) purchased or sold by any portfolio of the Investment Client;(5)

     (3) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Investment Clients;

     (4) recommend any securities transaction for an Investment Client without having disclosed his or her interest, if any, in such securities, including without limitation:

          a. his or her direct or indirect Beneficial Ownership of any securities or such issuer;

          b.   any contemplated transaction by such person in such securities;

          c.   any position with such issuer or its affiliates; and

          d. any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the company or on the market for the securities generally, such Access Person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

     (5) execute a securities transaction, other than a securities transaction specifically exempted by this Code, on a day during which any Investment Client has a pending "buy" or "sell" order in that same security;

     (6) profit from short-term trading, which is defined as trades of securities subject to preclearance requirements that are initiated and closed within a 60-day period. Note: While this policy is not intended to prohibit Access Persons from suffering losses from trades conducted within the short term trading period, the firm strongly discourages short-term trading by Access Persons, and exceptions to this prohibition must be granted by the Review Officer;

     (7) acquire securities in a Public Offering without the prior approval of the Compliance Department. Attached as Exhibit B hereto is a preclearance form for participation in a Public Offering. In considering such a request for approval, the Compliance Department will determine whether the proposed transaction presents a conflict of interest with any Investment Client or otherwise violates the Code. The Compliance Department, in consultation with the Review Officer, will also determine whether the following conditions have been met prior to the acquisition of any security in a Public Offering:

          a.   purchase is made through the Access Person's regular broker;

          b. number of shares to be purchased is commensurate with the normal size and activity of the Access Person's account;


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          c.   the transaction otherwise meets the requirements of the NASD's rules on freeriding, whereby an underwriting syndicate member withholds a portion of a new securities issue and later resells it at a price higher than the initial offering price and withholding, whereby a participant in a public offering fails to make a bona fide public offering at the public offering price; and

          d. if applicable, the transaction otherwise meets the requirements of NASD Rule 2790.

     (8) acquire any securities in a Private Placement without the prior approval of the Compliance Department. Attached as Exhibit C hereto is a preclearance form for participation in a Private Placement. The Compliance Department, in consultation with the Review Officer, will consider, among other factors, whether Investment Clients should have first preference for the investment opportunity, and whether the opportunity is being offered to an individual by virtue of his or her position with the Investment Client or as a reward for past transactions. Access/Advisory Persons who have been authorized to acquire securities in a Private Placement must disclose the Private Placement investment if he/she plays a material role in an Investment Client's subsequent investment decision regarding the same issuer. In the circumstances above, the Access/Advisory Person's decision to purchase the security for an Investment Client's account will then be subject to an independent review by an investment professional with no personal interest in the transaction;

     (9) engage in hedging and derivative transactions in the securities of American International Group, Inc. and its subsidiaries, including short sales, put or call options, swaps, collars or similar derivative transactions (not including transactions in stock options);

     (10) No ADVISORY PERSON may purchase or sell a security within at least 7 calendar days before and after a trade in that same security occurs on behalf of an Investment Client (Blackout Period).

     (11) No ADVISORY PERSON may take a short position in any personal account (i.e., any account in which he/she has Beneficial Ownership of securities) with respect to a security held long by an Investment Client (or vice versa) (a) over which he/she renders discretionary advice, or (b) for which he/she makes securities recommendations.

     B.   PRECLEARANCE

Except as specifically exempted below and otherwise in this Code, all Access/Advisory Persons must preclear through the Compliance Department transactions in Covered Securities for any account in which he/she has Beneficial Ownership. Any Portfolio Manager wishing to effect a personal securities transaction that might be viewed as contrary to a position held in any portfolio for which he/she serves as Portfolio Manager must document the contrary opinion on the preclearance request. Please note the prohibition set forth above in Section V.A.13. with respect to simultaneous short and long positions in the same security. The Compliance Department will review any potential conflict of interest as part of its normal preclearance procedure.

Preclearance requests are created by using the Personal Investing Compliance website at the following address:
http://nc4web1.ent.agfg.net/Compliance/PRECLEAR.NSF?OpenDatabase. A request should be created for all transactions in Covered Securities that are not specifically exempted in Subsection C below.


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PRECLEARANCE APPROVAL WINDOW. Preclearance for personal securities transactions for publicly traded securities will be in effect for one trading day only. This "one trading day" policy is interpreted as follows: If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day until the opening of that market on the following day.(5)

CLIENT ACCOUNT TRADING VERIFICATION. The Compliance Department reviews each Preclearance request to ensure that no conflict exists between SAAMCo/VALIC client account trades and the personal trade being requested. Only Investment Client accounts managed by the SAAMCo Investments Department are reviewed.

     C.   TRANSACTIONS EXEMPT FROM PRECLEARANCE REQUIREMENTS

The preclearance requirements described in Subsection B above do not apply to the following transactions; however, these transactions must still be reported as outlined in Subsection E ("Reporting Requirements"):

     - for Access Persons (Note: This exemption does not apply to Advisory Persons): Transactions in public securities of Large-Cap Issuers(for purposes of the Code, a "Large-Cap Issuer" is defined as any issuer with a market capitalization of $5 billion or more at the time of the trade. The market capitalization of an issuer can be found by inputting the stock symbol of the issuer on various internet sites, including www.bloomberg.com and www.cnbc.com or by contacting the Compliance Department) amounting to 500 shares or less, or the equivalent (e.g., 5 options or less; convertible bonds that are convertible into 500 shares or less); and 25 or less bonds (i.e., with a total par value of $25,000) of such Issuers. If the same securities are purchased within 10 business days, and the second and subsequent transactions cause the total amount purchased to be over 500 shares (or the equivalent), the second and subsequent transactions must be precleared;

     - Access Persons who have exhausted the 500 share limit exempt from preclearance must preclear transactions in securities of the same issuer unless the securities are purchased or sold after ------ ----- 10 business days have passed since the initial transaction in the securities. (For example, if an Access Person buys 501 shares of AOL, he/she will need to obtain preclearance. However, if an Access Person buys 500 shares of AOL on January 1 and 200 shares of AOL on January 3, he/she will need to obtain preclearance for the 200 shares. If an Access Person buys 500 shares of AOL on January 1 and then buys 200 shares of AOL on January 10, he/she need not obtain preclearance.).

     - transactions of securities conducted in any account that is managed on a discretionary basis by a person other than the Access/Advisory Person, and with respect to which such Access/Advisory Person does not in fact influence or control such transactions;

     - transactions of securities (or derivative securities thereof) that generally are not eligible for purchase or sale by Investment Clients, (e.g., shares of American International Group, Inc. ("AIG"));

     - securities transactions that are non-volitional on the part of either the Access/Advisory Person or the Investment Client. Non-volitional transactions include gifts and inheritances to an Access/Advisory Person over which the Access/Advisory Person has no control of the timing, and transactions which result from corporate action applicable to all similar security holders (such as splits, spin-offs, tender offers, mergers, stock dividends, etc.);

     - purchases that are part of an automatic dividend or distribution reinvestment plan (subsequent sales of securities purchased pursuant to such a plan are not covered by this exemption);

     - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     - transactions pre-approved by the Review Officer for which the Access/Advisory Person presents a showing of good cause. Good cause will be deemed to exist where the Access/Advisory Person is experiencing unexpected financial hardship. A change in an account's investment objectives is not "good cause";

     - transactions relating to the AIG Employee Stock Purchase Plan ("ESPP"). Access/Advisory Persons participating in the ESPP need not report any purchases of securities effected through such plan. However, when Access/Advisory Persons dispose of securities which were purchased through the ESPP, the Access/Advisory Person must report the transaction on his/her quarterly report;

     - transactions of fixed-income securities issued by (a) state or municipal governments, their agencies, authorities or instrumentalities; (b) agencies or instrumentalities of, or unconditionally guaranteed by, the U.S. Government (e.g., U.S. Government Securities and securities issued by Fannie Mae and Freddie
          Mac); and (c) foreign governments that are members of the Organization of Economic Co-Operation and Development ("OECD");

     -    transactions of ETF securities (i.e., iShares, QQQ, etc.);

     - transactions in open-end Affiliated Funds and closed-end investment companies that are not traded on a stock exchange (e.g., the SunAmerica Senior Floating Rate Funds, Inc.). Closed-end investment companies (including SAAMCo Listed Closed-End Funds) traded on a stock exchange are subject to pre-clearance requirements; and,

     -    transactions in interests in state-sponsored Rule 529 Plans.

     D.   EXCEPTIONS

The Review Officer can grant exceptions from the prohibitions and restrictions outlined in this Code upon determining that the transaction for which an exception is requested would not violate the spirit of any policy embodied in this Code, and that an exception is appropriate to avoid an injustice to the Access Person in the particular factual situation. Factors the Review Officer may consider include:

     (1) the size and holding period of the Access Person's position in the security;

     (2)  the market capitalization of the issuer;

     (3)  the liquidity of the security;

     (4)  the reason for the Access Person's requested transaction;

     (5) the amount and timing of Investment Client trading in the same or a related security; and

     (6)  other relevant factors.

Any Access Person wishing to request an exception to the provisions outlined in this Code should submit a written request to the Review Officer setting forth the pertinent facts and justification for the exception. Written approval from the Review Officer must be received before the Access Person can engage in the particular activity.

     E.   REPORTING REQUIREMENTS

INITIAL HOLDINGS REPORTS. No later than 10 days after an Access/Advisory Person becomes an Access/Advisory Person, the Access/Advisory Person must report the following information to the Compliance Department, current as of a date no more than 45 days prior to the date the person became an Access/Advisory Person:

     (1) the title, number of shares, and principal amount of each Covered Security in which the Access/Advisory Person had any direct or indirect Beneficial Ownership when the Access/Advisory Person became an Access/Advisory Person;

     (2) the name of any broker, dealer or bank with whom the Access/Advisory Person maintained an account in which any securities were held for the direct or indirect benefit of the Access/Advisory Person as of the date the Access/Advisory Person became an Access/Advisory Person; and

     (3) the date that the report is submitted to the Compliance Department by the Access/Advisory Person.

The initial holdings reports will be reviewed by the Compliance Department on a confidential basis.

QUARTERLY TRANSACTION REPORTS. No later than 30 days after the end of each calendar quarter, all Access/Advisory Persons must file a Quarterly Transaction Report containing the following information:

     (1) with respect to any transaction during the quarter in a Covered Security in which the Access/Advisory Person had any direct or indirect Beneficial Ownership:

          a. the transaction date, security title, interest rate, maturity date (if applicable), number of shares, and principal amount of each Covered Security involved;

          b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          c. the price of the Covered Security in which the transaction was effected;

          d. the name of the broker, dealer or bank with or through which the transaction was effected; and

          e. the date that the report is submitted to the Compliance Department by the Access/Advisory Person.

     (2) Access and Advisory Persons must also provide information on any new brokerage or other accounts established during the quarter including the name of the broker, dealer or bank and the date the account was established.

The Compliance Department will remind all Access Persons to complete a Quarterly Transaction Report on or about the last business day of each calendar quarter. Access Persons must complete the Report via an intranet web page. Completed Quarterly Transaction Reports are sent directly to the Compliance Department. The Compliance Department reviews all such Reports and personal securities transactions on a confidential basis.

NOTE: The Quarterly Transaction Report requests information on all personal securities transactions conducted during the preceeding quarter as defined above, except for transactions conducted in registered open-end investment companies (other than Affiliated Funds for which reporting is required), bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), U.S. Government Securities (but note that Fannie Mae,

Freddie Mac and other U.S. agency securities transactions must be reported), commodities, and futures and options on futures. Access Persons must also provide a detailed report on exempted transactions as defined in Subsection C above.

Quarterly reports must be filed by all Access Persons, even if there were no reportable transactions during the quarter. (Access Persons must click the button "I have no transactions to report" and submit the Report electronically.)

ANNUAL HOLDINGS REPORTS. Annually the following information must be submitted to the Compliance Department as of the year ended December 31st, current as of a date no more than 45 days prior to the date that the reported is submitted:

     (1) the title, number of shares, and principal amount of each Covered Security in which the Access or Advisory Person had any direct or indirect Beneficial Ownership;

     (2) the name of any broker, dealer or bank with whom the Access or Advisory Person maintains an account in which any securities are held for the direct or indirect benefit of the Access or Advisory Person; and

     (3) the date that the report is submitted to the Compliance Department by the Access/Advisory Person.

     (4) the annual holdings reports will be reviewed by the Compliance Department on a confidential basis.

EXCEPTIONS. An Access Person need not make an Annual Holdings Report under this Section with respect to transactions affected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control. See the definition in Section III above. Also, an Access Person need not make such a report with respect to transactions in Affiliated Funds held in an AIG SAAMCo direct account if the Access Person confirms to the Compliance Department that duplicate statements are received by the Compliance Department not later than 30 days after the close of the calendar quarter in with the transactions took place.

DISCLAIMER. Reports may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission that the Access Person making the report has any direct or indirect Beneficial Ownership in the security to which the report relates.

DUPLICATE CONFIRMATIONS AND STATEMENTS. All Access and Advisory Persons must direct their securities broker to send to the Compliance Department, on a timely basis, (i) duplicate confirmations of all personal securities transactions; and
(ii) copies of periodic statements for all securities accounts.

VI. DISINTERESTED DIRECTORS OR TRUSTEES

A. A director or trustee of an Investment Client who is not an officer of such Investment Client or an officer, employee or director of its Adviser need only report a transaction in a security if the director or trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director or trustee of the Investment Client, should have known that, during the 15-day period immediately before or after the date of the transaction by the director or trustee, the security was purchased or sold, or the security was under active consideration by the Investment Client or its Adviser.

B. The reporting provision in Section V(E) above does not apply to Disinterested Directors/Trustees.

C. Disterested Directors of SAAMCo Listed Closed-End Funds are deemed to be "insiders" with respect to such Funds and therefore are subject to Section 16 of the Exchange Act and the rules thereunder, including the rules requiring filing of Forms 3, 4 and/or 5 and the so-called "short-swing" rule, which prohibits such persons from profiting from sales within six months from purchase.

VII. REVIEW BY THE BOARDS OF DIRECTORS OR TRUSTEES

Management will prepare written reports to the Boards of Directors or Trustees as follows:

     (1) quarterly to identify any material violations of the Code by Supervised Persons during the previous quarter;

     (2) annually to summarize non-material violations of the Code and personal investing procedures; and

     (3) annually to certify to the Board that the Advisers and Underwriters have adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

VIII. OVERSIGHT BY ETHICS COMMITTEE AND/OR REVIEW OFFICER

Adherence to the Code is considered a basic condition of employment with the organization. The Compliance Department will review all personal securities transactions conducted by Access and Advisory Persons to ensure that no conflict exists with Investment Client trades. The Compliance Department, subject to oversight by the Ethics Committee, also monitors compliance with the Code and reviews such violations of the Code as they may occur; and reports, periodically and upon request, to the Boards of Directors or Trustees of the various Investment Companies for which the Advisers serve as investment adviser. The Review Officer has the authority to reclassify an Access Person based on the Access Person's trading activity.

IX. SANCTIONS

Upon discovering a violation of this Code, the Companies may impose such sanctions as deemed appropriate, including, among other things, a letter of censure, disgorgement of profits, suspension, or termination of employment of the violator or any other penalty that the Review Officer, Chief Compliance Officer or Ethics Committee deems to be appropriate.

The Companies have a zero tolerance policy for personal investing deviations, thus Access Persons and Advisory Persons will be penalized for any such deviations.

Supervised Persons who fail to achieve compliance with all applicable Code policies and procedures during the year may have such fact included on their performance evaluation and may be considered as a factor in any performance-based incentive compensation. Following any violation of this Code, the Supervised Person may be required to meet with the Review Officer to discuss the issue and the implications of future violations of this Code. Additionally, the Supervised Person may be required to re-sign the Code to ensure that they are fully aware of the importance of this Code. The Advisers may impose additional sanctions in the event that further sanctions, up to and including termination of employment, are warranted. Possible penalties include, but are not limited to, the following:

     (1) Any Access Person or Advisory Person who routinely fails to submit a Quarterly Report of Securities Transactions ("QRST") in a timely manner (by day 30 after quarter end) will be required to report to the Review Officer to provide an explanation;

     (2) any Access Person or Advisory Person who fails to pre-clear a personal securities transaction that results in a material violation of the Code will not be allowed to profit in that transaction unless an exemption is granted in writing by the Review Officer. Losses resulting from the transaction will be considered a loss to the Access/Advisory Person and gains may be disgorged to the United Way list of charitable organizations; and

     (3) any Access Person who engages in Market Timing, as defined in Section III, will be subject to strict, expedited disciplinary action.

X. CONFIDENTIALITY

All information obtained from any Supervised Persons under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulator or self-regulatory organization to the extent required by law or regulation.

XI. INVESTMENT SUB-ADVISERS' CODES OF ETHICS

Provisions of an Investment Sub-Adviser's Code of Ethics are applicable to persons who, in connection with their regular functions or duties as employees of the Sub-Adviser, make, participate in, or obtain information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to such purchase or sale by an Investment Client managed by such Investment Sub-Adviser. Such provisions may be more restrictive than the provisions set forth in this Code. Material violations of an Investment Sub-Adviser's Code of Ethics will be reported to the Investment Client's board of directors.

XII. ADDITIONAL DISCLOSURE

Each Investment Client will disclose the following information in its Statement of Additional Information:

     (1) that the Investment Company and its respective Adviser(s) and Underwriter have adopted this Code;

     (2) that the Code permits Access Persons to invest in securities for their personal accounts; and

     (3) that the Code is on public file with, and is available from, the Securities and Exchange Commission.

XIII. CERTIFICATIONS

Each Supervised Person shall submit to the Compliance Department an annual certification stating that he or she has read and understands this Code and recognizes that he or she is subject to its requirements, and that he or she has complied with all requirements of this Code. The certification of Supervised Persons who are also considered to be Access and/or Advisory Persons must state that he or she has disclosed or reported all personal securities holdings and transactions as required by this Code.

XIV. CORPORATE RESPONSIBILITY

SUPERVISED PERSONS ARE REQUIRED TO PROMPTLY REPORT ANY VIOLATIONS OF THE CODE
TO: THE CHIEF COMPLIANCE OFFICER OR THE AIG COMPLIANCE HELPLINE AT 1-877-244-2210. REPORTS TO THE AIG COMPLIANCE HELPLINE MAY BE MADE ANONYMOUSLY.

In addition to the procedures and restrictions described in this Code, Supervised Persons may be subject to additional limitations and requirements, including principles set forth in the Code of Conduct of the parent company to SAAMCo/VALIC (AIG) relating to personal investing-related activities. Such principles include prohibitions with respect to insider trading, speculative or "in and out" trading in, and hedging and derivative transactions (e.g., short sales, options, swaps or collars) with respect to, securities of AIG and its subsidiaries (other than certain transactions in stock options). Supervised Persons are responsible for contacting the parent company (AIG) to learn more about applicable restrictions, and are expected to maintain full compliance with the parent company's procedures. Any AIG employee may call the AIG Compliance Helpline with questions relating to AIG's Code of Conduct or to report a violation or suspected violation of law or regulation.

It should be noted that a separate code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to the Funds thereunder (the "Section 406 Code") is not part of this Code. In a situation where the Section 406 Code overlaps or conflicts with the provisions of this Code, the Section 406 Code will supersede this Code.

ENDNOTES

(1)  Such transactions are not subject to the pre-clearance requirements in
     Section V. However, in all transactions involving this type of an account, Access Persons should conform to the spirit of the Code and avoid any activity that might appear to conflict with Investment Clients or the Access Person's position with the Adviser or Underwriter.

(2) The Ethics Committee is comprised of one or more members of SAAMCo's Compliance Department, Legal Department, and Investment Department. The composition of the Committee may be changed from time to time.

(3) The Review Officer is Cindy Gibbons, SAAMCo's Chief Compliance Officer, who can be reached at (713) 831-4230. Ms. Gibbons may at any time delegate any of the Review Officer's duties to Adam White, who can be reached at (713) 831-2052, or any other member or the Legal or Compliance Staff.

(4) This list of examples is illustrative and is not an exhaustive list of situations to avoid.

(5) The Adviser, and any and all Access Persons or Advisory Persons thereof, shall not be deemed to have actual knowledge, for purposes hereof, of securities transactions effected for any Investment Client, series thereof, or component of such series, for which the Adviser is the investment adviser, but for which the portfolio management is performed by an entity other than the Adviser.

(6)  Trading hours are 9:30 a.m. to 4:00 p.m., Eastern Time.

EFFECTIVE MAY 15, 2006

                          OUTSIDE ACTIVITY REQUEST FORM
                      AIG SUNAMERICA ASSET MANAGEMENT CORP.
                      AIG SUNAMERICA CAPITAL SERVICES, INC.
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY*

Name: ________________________________________   Date Submitted: _______________

Title: _______________________________________   Department: ___________________

PART ONE: APPROVAL REQUEST

To comply with the Code of Ethics (the "Code of Ethics") for the above-referenced entities, the AIG Code of Conduct (the "Code of Conduct" and with the Code of Ethics, the "Codes") and NASD Rule 3030 (as applicable to registered representatives or other persons associated with AIG SunAmerica Capital Services, Inc. ("AIG SACS")), I am requesting approval for the following outside activity through which I will act as a director, trustee, officer, owner, partner, consultant, employee, agent, or participant and/or will receive compensation as a result of the activity outside the scope of my relationship with AIG SunAmerica Asset Management Corp. ("AIG SAAMCo"), Variable Annuity Life Insurance Company ("VALIC" and with AIG SAAMCo, the "Advisers"), AIG SACS and/or their affiliates. Employees desiring to serve as a director, trustee, officer, owner, partner, consultant or agent of a not-for-profit organization as a volunteer and without compensation (e.g., on the board of a school, hospital, cooperative, social or religious organization) need not obtain prior approval if
(i) there is no actual, potential or perceived conflict of interest, and (ii) the activity is not investment-related. If an actual, potential or perceived conflict of interest does arise, employees must avoid even the appearance of impropriety in association with their conduct (all conflicts of interest should be disclosed). If an activity is investment-related, then you must obtain approval.

Name of business/activity: _____________________________________________________

Start date proposed: ___________________________________________________________

Is the business/activity investment-related?

Address of the other business/activity: ________________________________________

Nature of the other business/activity: _________________________________________

Proposed position, title, or relationship with other business/activity: ________
________________________________________________________________________________

Proposed duties relating to other business/activity: ___________________________

Approximate number of hours/month you propose to devote to the other business/activity: _____________________________________________________________

Approximate number of hours/month you propose to devote to the other business/activity during business hours: _______________________________________

* Only Investment Advisory Supervised Persons of The Variable Annuity Life Insurance Company are subject to this requirement.

PART TWO: CERTIFICATION

I hereby certify that (i) the above information is accurate to the best of my knowledge, (ii) I know of no circumstances that would cause an actual, potential or perceived conflict of interest, including any conflict of interest with AIG or its affiliates or the Advisers' clients (e.g., mutual funds), (iii) this outside activity will not interfere with my current job responsibilities or cause me to violate any of the standards of conduct or supporting policies in applicable Codes, policies, procedures, laws or regulations, (iv) I will promptly provide other information upon request, and (v) I understand that the outside activity will be reported to the Legal and/or Compliance Departments at AIG and/or its affiliates and may be subject to reporting to regulatory agencies.


Employee Signature:
                    ----------------------

Please submit this form to your direct supervisor. This form must be completed and approved by all required parties prior to engaging in the proposed outside activity.

PART THREE: APPROVAL

SUPERVISOR APPROVAL:

Approved: _______   Not Approved: _______

Printed Name of Supervisor:                            Title:
                            ------------------------          ------------------


Supervisor Signature:                                  Date:
                      ------------------------------         -------------------

INVESTMENT ADVISER CCO APPROVAL (REQUIRED FOR AIG SAAMCO EMPLOYEES/VALIC SUPERVISED PERSONS ONLY):

Approved: _______   Not Approved: _______


CCO Signature:                                         Date:
               -------------------------------------         -------------------

AIG SACS CCO APPROVAL (REQUIRED FOR REGISTERED REPRESENTATIVES OR OTHER PERSONS ASSOCIATED WITH AIG SACS ONLY):

Approved: _______   Not Approved: _______


CCO Signature:                                       Date:
               -------------------------------------       -------------------

AIG SAAMCo CCO/AIG SACS CCO: upon approval, copies of approval should be sent to employee, supervisor, and AIG Corporate Legal Compliance Group in accordance with AIG Code of Conduct.

            EXHIBIT B: INITIAL PUBLIC OFFERING APPROVAL REQUEST FORM

Employee Name: ____________________________   Department: ______________________

SECURITY INFORMATION

1. Name of Issuer: _____________________________________________________________

2. Type of security: ______ Equity   ______ Fixed Income

3. Planned date of transaction: ________________________________________________

4. Size of offering: ___________________________________________________________

5. Number of shares to be purchased: ___________________________________________

6. Name of firm making IPO available to you: ___________________________________

7. Do you do business with this firm in connection with your job duties?

      Yes       No
-----     -----

8. Do you believe that this IPO is being made to you to influence brokerage order flow for client accounts?

      Yes       No
-----     -----

9. Have you received IPO allocations from this firm in the past?

      Yes       No
-----     -----

     If "yes", please provide a list of all previously purchased IPO's: ________

________________________________________________________________________________

________________________________________________________________________________

10. To your knowledge, are other SAAMCo personnel or clients involved?

      Yes       No
-----     -----

     If "yes", please list those involved: _____________________________________

________________________________________________________________________________

________________________________________________________________________________

11. Describe how you became aware of this investment opportunity: ______________

________________________________________________________________________________

________________________________________________________________________________

CERTIFICATION

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client of fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect that trade(s) listed above until I have received formal approval.


Signature:                                     Date:
           -----------------------------------       -------------------------

CHIEF COMPLIANCE OFFICER APPROVAL

CCO Name: ___________________________________

______ Approved     ______ Not Approved


CCO Signature:                                  Date:
               -------------------------------        -------------------------

               EXHIBIT C: PRIVATE PLACEMENT APPROVAL REQUEST FORM

Employee Name: _______________________________   Department: ___________________

SECURITY INFORMATION

1. Name of corporation, partnership or other entity (the "Organization"):

________________________________________________________________________________

2. Is this Organization: ______ Public   ______ Private

3. Type of Security or Fund: ___________________________________________________

4. Nature of participation (e.g., Stockholder, General Partner, Limited Partner), Indicate all applicable:

________________________________________________________________________________

5. Planned date of Transaction: ________________________________________________

6. Size of offering (if a fund, size of fund): _________________________________

7. Size of your participation: _________________________________________________

8. Would the investment carry a limited liability?

      Yes       No
-----     -----

9. To your knowledge, are other SAAMCo personnel or clients involved?

      Yes       No
-----     -----

      If "yes", please describe: _______________________________________________

________________________________________________________________________________

________________________________________________________________________________

10. Describe the business to be conducted by the organization: _________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

11. If organization is a fund, please describe investment objective of the fund (e.g., value, growth, core): ___________________________________________________

________________________________________________________________________________

________________________________________________________________________________

12. FOR PORTFOLIO MANAGERS: Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available to a fund or client you manage money for?

      Yes       No
-----     -----

13. Will you participate in investment decisions?

      Yes       No
-----     -----

If "yes", please describe: _____________________________________________________

________________________________________________________________________________

________________________________________________________________________________

14. Describe how you became aware of this investment opportunity: ______________

________________________________________________________________________________

________________________________________________________________________________

CERTIFICATION

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client of fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect that trade(s) listed above until I have received formal approval.


Signature:                                      Date:
           ------------------------------------       -------------------------

CHIEF COMPLIANCE OFFICER APPROVAL

CCO Name: ___________________________________

______ Approved     ______ Not Approved


CCO Signature:                                   Date:
               --------------------------------        -------------------------